                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:


     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))



     [X] Definitive proxy statement


     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                             WICKES LUMBER COMPANY
--------------------------------------------------------------------------------
                (Name or Registrant as Specified in Its Charter)
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:
--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:
--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:
--------------------------------------------------------------------------------

     (5) Total fee paid:
--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:
--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:
--------------------------------------------------------------------------------

     (3) Filing party:
--------------------------------------------------------------------------------

     (4) Date filed:
--------------------------------------------------------------------------------

                               WICKES LUMBER LOGO


                            706 North Deerpath Drive
                          Vernon Hills, Illinois 60061

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


                                                                  April 25, 1997


To Our Shareholders:

     You are cordially invited to attend the Annual Meeting of Shareholders of Wickes Lumber Company to be held on Tuesday, May 20, 1997, at 9:00 a.m., Central Daylight Time, at the executive offices of the Company, 706 North Deerpath Drive, Vernon Hills, Illinois.

     The meeting will be held for the following purposes:

    (1) To elect two members of the Board of Directors for three-year terms and until their successors have been elected and qualified.

    (2) To consider for approval an amendment to the Company's Amended and Restated 1993 Long-term Incentive Plan.

    (3) To consider for approval an amendment to the Company's Second Amended and Restated Certificate of Incorporation to change the Company's name to "Wickes Inc."

    (4) To approve the appointment of Coopers & Lybrand L.L.P. as independent auditors for the Company.

    (5) To transact such other business as may properly come before the meeting.

     Shareholders of record at the close of business on April 10, 1997, will be entitled to vote at the Annual Meeting.

     Whether or not you expect to attend the meeting, please read the accompanying Proxy Statement and complete, sign, date and return the accompanying Proxy in the enclosed postage paid envelope at your earliest convenience. You may revoke your Proxy at any time before it is exercised by following the instructions set forth on the first page of the accompanying Proxy Statement.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH NOMINEE AND EACH
PROPOSAL.

     We hope you will plan to attend the meeting.

                                          Sincerely yours,

                                          J. Steven Wilson
                                          J. Steven Wilson,
                                          Chairman, President
                                          and Chief Executive Officer

                               TABLE OF CONTENTS

                                                                PAGE
                                                                ----
General Information.........................................      1
Securities Outstanding and Voting...........................      2
Principal Security Holders and Security Ownership of
  Management................................................      2
Election of Directors.......................................      4
Board of Directors' Meetings and Compensation...............      5
Management..................................................      7
Report of the Compensation and Benefits Committee...........      8
Executive Compensation......................................     10
Option Grants in Last Fiscal Year...........................     11
Employee Plans..............................................     12
Employment Agreements.......................................     14
Amendment of 1993 Long-Term Incentive Plan..................     14
Amendment of the Company's Second Amended and Restated
  Certificate of Incorporation to Change the Company's Name
  to Wickes Inc.............................................     17
Certain Relationships and Related Transactions..............     17
Compliance with Section 16(a) of the Securities Exchange Act
  of 1934...................................................     18
Comparison of Cumulative Total Return.......................     19
Approval of Auditors........................................     20
Other Matters...............................................     20
Shareholder Proposals.......................................     20
Expenses of Solicitation....................................     20

                             WICKES LUMBER COMPANY
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                              GENERAL INFORMATION


     This Proxy Statement is furnished to shareholders of Wickes Lumber Company (the "Company") in connection with the solicitation by the Board of Directors of Proxies to be used at the 1997 Annual Meeting of Shareholders of the Company (the "Meeting"). The Meeting will be held on Tuesday, May 20, 1997, at 9:00 a.m., Central Daylight Time, at the executive offices of the Company, 706 North Deerpath Drive, Vernon Hills, Illinois. This Proxy Statement and enclosed form of Proxy were first sent to shareholders on or about April 25, 1997.


     The Board of Directors of the Company is soliciting Proxies so that each shareholder is given an opportunity to vote. These Proxies enable shareholders to vote on all matters that are scheduled to come before the Meeting. When Proxies are returned properly executed, the shares represented thereby will be voted by the Proxy Committee in accordance with the shareholders' directions. Shareholders are urged to specify their choices by marking the enclosed Proxy; if no choice has been specified, the shares will be voted "with" authority to vote for directors and "for" the proposal. The Proxy also confers upon the Proxy Committee discretionary authority to vote the shares represented thereby on any other matter that may properly be presented for action at the Meeting.

     If the enclosed Proxy is duly executed and returned, it may nevertheless be revoked at any time, insofar as it has not been exercised, by voting in person, by duly executing and delivering a subsequent Proxy or by providing written notice to the Company's President or Secretary. The shares represented by a Proxy will be voted unless the Proxy is revoked or is mutilated or otherwise received in such form or at such time as to render it not votable.

     Votes cast by proxy or in person at the Meeting, which will be tabulated by inspectors of election appointed for the Meeting, will determine whether or not a quorum is present. The inspectors of election will treat abstentions as shares that are present for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

     The Proxy Committee is composed of J. Steven Wilson, Chairman, President and Chief Executive Officer of the Company, and Kenneth M. Kirschner, Vice Chairman, General Counsel and Secretary of the Company, who will vote all shares of common stock represented by Proxies.

     The principal executive offices of the Company are located at 706 North Deerpath Drive, Vernon Hills, Illinois 60061.

                       SECURITIES OUTSTANDING AND VOTING


     Only holders of shares of the Company's common stock, par value $.01 per share ("Wickes Voting Common Stock"), of record at the close of business on April 10, 1997, will be entitled to vote at the Meeting. On that date, 7,666,467 shares of Wickes Voting Common Stock were outstanding.


     Each share of Wickes Voting Common Stock is entitled to one vote on all matters submitted to a vote of shareholders, including election of directors. Approval of each of the matters to be acted upon at the Meeting will require a majority of the votes cast at the Meeting to be cast in favor of the matter, except that (i) directors will be elected by a plurality of the votes cast and
(ii) approval of the proposal to amend the Company's Second Amended and Restated Certificate of Incorporation will require the affirmative vote of a majority of the shares of Wickes Voting Common Stock outstanding on April 10, 1997.

        PRINCIPAL SECURITY HOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT


     The following table contains information as of February 28, 1997, concerning beneficial ownership of Wickes Voting Common Stock by persons known by the Company to own beneficially more than five percent of Wickes Voting Common Stock, and concerning beneficial ownership of Wickes Voting Common Stock and common stock, par value $.10 per share ("Riverside Common Stock"), of Riverside Group, Inc. ("Riverside"), by (i) the Company's directors, (ii) the executive officers of the Company named in the Summary Compensation Table on page 10 hereof and (iii) all executive officers and directors of the Company as a group. Riverside may be deemed the parent of the Company.


                                               AMOUNT AND NATURE                  AMOUNT AND NATURE
                                                 OF BENEFICIAL                      OF BENEFICIAL
                                                 OWNERSHIP OF                       OWNERSHIP OF
                                                 WICKES VOTING           % OF         RIVERSIDE          % OF
   NAME AND ADDRESS OF BENEFICIAL OWNER         COMMON STOCK(1)          CLASS     COMMON STOCK(1)       CLASS
   ------------------------------------        -----------------         -----    -----------------      -----
5% STOCKHOLDERS:
Riverside Group, Inc.......................        4,217,288(2)          55.0           --                --
  7800 Belfort Parkway
  Jacksonville, Florida 32256
J. Steven Wilson...........................        4,241,288(2)(3)       55.2       3,184,981(13)        60.2
  7800 Belfort Parkway
  Jacksonville, Florida 32256
Wellington Management Company..............          530,700              6.9           --                --
  75 State Street
  Boston, Massachusetts 02109
OTHER DIRECTORS AND NAMED EXECUTIVE
  OFFICERS:
Albert Ernest, Jr..........................           13,550(4)           *             --                --
Kenneth M. Kirschner.......................           87,393(5)           1.1         433,100(14)         8.1
William H. Luers...........................            5,398(6)           *             --                --
Robert E. Mulcahy III......................            3,792(4)(7)        *             --                --
Frederick H. Schultz.......................           87,711(4)(8)        1.1         300,878(15)         5.7
Claudia B. Slacik..........................           12,789(4)           *             --                --
George A. Bajalia..........................           19,362(9)           *            26,186(16)         *
Robert W. Rowatt...........................           10,053(10)          *             --                --
Robert F. Sherlock.........................            8,500(11)          *             --                --
All directors and executive officers as a
  group (15 persons).......................        4,517,030(12)         58.2       3,945,145(17)        73.9

---------------
  *  Less than 1.0%

 (1) Unless otherwise noted, the owner has sole voting and dispositive power.

 (2) Approximately 2,000,000 of the shares of Wickes Voting Common Stock owned by Riverside are directly or indirectly pledged to secure indebtedness of Riverside. Mr. Wilson is the Chairman, President and Chief Executive Officer and controlling shareholder of Riverside and shares voting and dispositive power over the shares of Wickes Voting Common Stock beneficially owned by Riverside. Essentially all of the voting securities of Riverside beneficially owned by Mr. Wilson are pledged to secure indebtedness of Mr. Wilson and his affiliates.

 (3) Includes 24,000 shares presently acquirable pursuant to employee stock options.

 (4) Includes 3,667 shares presently acquirable pursuant to director stock options.

 (5) Includes 600 shares owned by a retirement account for Mr. Kirschner's spouse, 12,900 shares held by retirement plans and accounts for Mr. Kirschner's benefit, 14,200 shares presently acquirable pursuant to employee stock options, and 3,127 shares allocated to Mr. Kirschner's account in the Company's savings and retirement plan (the "401(k) Plan").

 (6) Includes 889 shares presently acquirable pursuant to director stock options.

 (7) Includes 125 shares owned by Mr. Mulcahy's daughter.

 (8) Includes 5,510 shares owned by Mr. Schultz's spouse, as to which Mr. Schultz disclaims beneficial ownership, and 41,690 shares in an individual retirement account for Mr. Schultz's benefit.

 (9) Includes 14,250 shares presently acquirable pursuant to employee stock options and 1,112 shares allocated to Mr. Bajalia's account in the 401(k) Plan.

(10) Includes 9,000 shares presently acquirable pursuant to employee stock options, 767 shares presently acquirable pursuant to a warrant, and 86 shares allocated to Mr. Rowatt's account in the 401(k) Plan.

(11) Includes 8,000 shares acquirable pursuant to employee stock options.

(12) Includes 103,708 shares acquirable pursuant to presently exercisable warrants and options.

(13) Includes 3,063,553 shares held by a corporation controlled by Mr. Wilson and 47,738 shares held in Mr. Wilson's account in Riverside's employee stock ownership plan.

(14) Includes 85,725 shares in various retirement accounts for Mr. Kirschner's benefit, 30,000 shares presently acquirable pursuant to director stock options, and 7,000 shares held in a retirement account for the benefit of Mr. Kirschner's spouse.

(15) Includes 53,378 shares held in various retirement accounts for Mr. Schultz's benefit and 42,500 shares held by Mr. Schultz's spouse.

(16) Includes 20,000 shares presently acquirable pursuant to stock options and 3,236 shares held in a retirement account for Mr. Bajalia's benefit.

(17) Includes 50,000 shares presently acquirable pursuant to stock options.

                             ELECTION OF DIRECTORS

     In accordance with the Bylaws of the Company, the Company's Board of Directors has provided for a Board of Directors, divided into three classes, consisting of seven members. The directors of each class are to be elected at the annual meeting of shareholders held in the year in which the term for such class expires and serve thereafter for three years. The term of office for directors in Class I expires at the Meeting. The term of office for directors in Class II expires in 1998 and that for Class III directors in 1999.

     Unless authority is withheld, the Proxy Committee will vote for the election of the two nominees named below as directors of the Company. Each nominee has consented to being named as such in this Proxy Statement and has agreed to serve if elected. If a nominee should become unavailable, the members of the Proxy Committee may in their discretion vote for a substitute. However, in no event will Proxies be voted for more than two persons. The Board of Directors has no reason to believe that any substitute nominee or nominees will be required.

     The following table gives the names of the nominees for election to the Board of Directors, their ages and the years they first became directors.

                                                                    YEAR FIRST
                           NAME                             AGE   BECAME DIRECTOR
                           ----                             ---   ---------------
J. Steven Wilson..........................................  53         1991
Kenneth M. Kirschner......................................  54         1993

     Mr. Wilson has been Chief Executive Officer and a director of the Company since November 1991 and Chairman since August 1993. Mr. Wilson assumed the duties of President in July 1996. For more than the past five years, Mr. Wilson has been Chairman, President and Chief Executive Officer of Riverside. Mr. Wilson is also a director of Riverside and First Industrial Realty Trust, Inc.

     Mr. Kirschner has been a director and Secretary of the Company since August 1993 and Vice Chairman and General Counsel of the Company since February 1994. From August 1993 to February 1994, Mr. Kirschner was also Vice President of the Company. For more than the past five years, Mr. Kirschner has been a shareholder of Kirschner, Main, Graham, Tanner & Demont, a Jacksonville, Florida law firm. Mr. Kirschner is also a director and Vice Chairman of Riverside.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH NOMINEE.

     The following table presents information with respect to the members of the Board of Directors whose terms do not expire at the Meeting:

                                                                               DIRECTOR
                    NAME                         AGE        POSITIONS           SINCE
                    ----                         ---        ---------          --------
Albert Ernest, Jr............................    66    Director (Class II)       1993
William H. Luers.............................    67    Director (Class II)       1995
Robert E. Mulcahy III........................    60    Director (Class III)      1988
Frederick H. Schultz.........................    68    Director (Class III)      1993
Claudia B. Slacik............................    40    Director (Class II)       1992

     Mr. Ernest has been a director of the Company since September 1993. Mr. Ernest currently is the president of Albert Ernest Enterprises, an investment firm. From 1971 through 1991, Mr. Ernest was associated with Barnett Bank of Jacksonville, N.A. and Barnett Banks, Inc. ("BBI"), serving as Vice Chairman and a director of BBI from 1984 to 1988 and President and Chief Operating Officer and a director of BBI from 1988 to 1991. He is also a director of The Emerald Funds, FRP Properties, Inc., Florida Rock Industries, Inc., Regency Realty, Inc. and Stein Mart, Inc.

     Mr. Luers has been a director of the Company since June 1995. Mr. Luers has been President of The Metropolitan Museum of Art since 1986. He served in the United States Foreign Service from 1957 to 1986 and was Ambassador to Czechoslovakia from 1983 to 1986 and Ambassador to Venezuela from 1978 to 1982. Mr. Luers is also a director of IDEX Corporation, Scudder New Europe Fund and Scudder International/Global Funds. He is a trustee or director of many not-for-profit organizations, such as the Rockefeller Brothers Fund.

     Mr. Mulcahy has been a director of the Company since April 1988. Mr. Mulcahy has been President and Chief Executive Officer of New Jersey Sports & Exposition Authority, a racing, sports and entertainment enterprise, since 1979. He is also a director of First Morris Bank and Orange & Rockland Utilities, Inc.

     Mr. Schultz has been a director of the Company since September 1993. Mr. Schultz is a private investor. From 1979 to 1982, Mr. Schultz served as Vice Chairman of the Board of Governors of the Federal Reserve System. He is also a director of American Heritage Life Insurance Company, Barnett Banks, Inc., and Riverside. He currently serves as Chairman of the Jobs and Education Partnership of Enterprise Florida.

     Ms. Slacik has been a director of the Company since June 1992. Ms. Slacik has been a Vice President in the Structured Finance Group at Citicorp N.A. since July 1993. She was Vice President, Strategic Planning at World Color Press, Inc., a commercial printer, from June 1992 to June 1993. Prior to that time, from 1979, Ms. Slacik was a Vice President of Bankers Trust Company.

                 BOARD OF DIRECTORS' MEETINGS AND COMPENSATION

     The Board of Directors met five times in 1996; all directors attended more than 75 percent of all meetings of the Board of Directors and the committees on which they served.

     The Company has standing Audit, Compensation and Benefits, and Related Party Committees. The members of the Audit Committee are Messrs. Mulcahy (chair), Luers and Schultz. The Audit Committee, which met formally three times in 1996, reviews and approves the selection of and the services performed by the Company's independent accountants, meets with and receives reports from the Company's financial and accounting staff and independent accountants, and reviews the scope of audit procedures, accounting practices and internal controls. The members of the Compensation and Benefits Committee, which met formally five times in 1996, are Mr. Ernest (chair) and Ms. Slacik. The Compensation and Benefits Committee establishes and approves all elements of the compensation of the Chief Executive officer and other senior executive officers, advises the Board with respect to compensation of the Company's directors, approves all executive compensation plans, reviews such other compensation and employee benefit plans, as it deems appropriate, performs administrative or other duties with respect to certain compensation and benefit plans and reviews the Company's management organization and development. The members of the Related Party Committee are Ms. Slacik (chair) and Messrs. Ernest, Luers and Mulcahy. The Related Party Committee reviews proposed transactions between the Company and related parties and either approves or disapproves such transactions or makes a recommendation to the full Board of Directors with respect to such transactions.

     During 1996, directors received $27,000 per year for their services as directors. In addition, the chairs of the Audit, Compensation and Benefits and Related Party Committees received $3,600 per year, and the other members of these committees received $2,700. In addition, each member of the Related Party Committee was paid a $20,000 fee ($25,000 in the case of the Chair) in connection with the review by this committee of the issuance by the Company of 2,000,000 newly-issued shares of Wickes Voting Common Stock to Riverside in June 1996. See "Certain Relationships and Related Transactions."

     Outside directors also participate in the 1993 Director Incentive Plan. For information concerning this plan, including stock options granted during 1996 to directors other than Messrs. Wilson and Kirschner, see "Executive Compensation -- Employee Plans -- Director Incentive Plan."

                                   MANAGEMENT

     Set forth below is information regarding the executive officers of the
Company:

                                                                             EXECUTIVE
                                                                              OFFICER
          NAME              AGE                   POSITION                     SINCE
          ----              ---                   --------                   ---------
J. Steven Wilson........    53        Chairman, President and Chief               1991
                                      Executive Officer
Kenneth M. Kirschner....    54        Vice Chairman, General Counsel              1993
                                      and Secretary
George A. Bajalia.......    39        Senior Vice President and Chief             1993
                                      Financial Officer; Treasurer
David T. Krawczyk.......    40        Senior Vice President --                    1996
                                      Operations
Gene L. Curtin..........    49        Vice President -- Information               1994
                                      Systems
George C.
  Finkenstaedt..........    45        Vice President -- Operations                1990
Jimmie J. Frank.........    42        Vice President -- Merchandising             1997
Gene R. Logan...........    57        Vice President -- Sales                     1997
Robert W. Rowatt........    51        Vice President -- Merchandising             1990
Robert F. Sherlock......    41        Vice President -- Marketing                 1995

     For information regarding Messrs. Wilson and Kirschner, see "Election of Directors."

     Mr. Bajalia has been Chief Financial Officer of the Company since August 1993, Treasurer of the Company since September 1993, and was appointed Senior Vice President of the Company as of January 1, 1993. From November 1991 to January 1993, Mr. Bajalia served in a senior consulting capacity with the Company. For more than the five years prior to August 1993, Mr. Bajalia was Vice President of Wilson Financial Corporation, a corporation controlled by Mr. Wilson that engaged in investment activities and that controls Riverside.

     Mr. Krawcyzk joined the Company in December 1996 as Senior Vice President -- Operations. For more than five years prior to that time Mr. Krawczyk held various management positions with Grossman's, Inc., including president of its Contractor's Warehouse division from April 1993 to December 1996.

     Mr. Curtin joined the Company in December 1992 as Director of Information Systems. He was elected Vice President, Information Systems in November 1993. For more than five years prior to joining the Company, he was employed by Montgomery Ward Co., Inc. in various systems and logistics management positions.

     Mr. Finkenstaedt has been associated in various capacities with the Company and its predecessor since 1979. Mr. Finkenstaedt has held positions as Product Manager, Merchandise Manager, Zone Manager, Vice President-Regional Manager, and Vice President-Business Development. Mr. Finkenstaedt commenced his most recent assignment as Vice President-Operations in March 1996.

     Mr. Frank joined the Company in January 1997 and was appointed Vice President-Merchandising in April 1997. From February 1994 to January 1997 Mr. Frank was senior merchandise manager for Contractor's

Warehouse. Prior to that time, Mr. Frank was general manager of merchandising for Builder Marts of America.

     Mr. Logan joined the Company in February 1995 as National Sales Executive and was appointed Vice President-Sales in January 1997. Prior to joining the Company, Mr. Logan served in various executive capacities with General Electric Company.

     Mr. Rowatt has been associated in various capacities with the Company and its predecessor since 1978. Mr. Rowatt has been Vice President-Merchandising of the Company since October 1993.

     Mr. Sherlock joined the Company in November 1994 and was elected Vice President-Marketing in February 1995. For the previous twelve years, Mr. Sherlock held various marketing and sales management positions with General Electric Company. These included Manager, Refrigerator Marketing from 1993 to 1994 and GE Supply Northwest Region Manager in 1992 and 1993.

               REPORT OF THE COMPENSATION AND BENEFITS COMMITTEE

EXECUTIVE COMPENSATION PHILOSOPHY

     The Company's compensation philosophy is to adopt compensation programs sufficient to attract and assist in retaining qualified executives. These programs consist of base salary and short-term and long-term incentives intended to provide competitive compensation for achieving good results and highly competitive compensation for achieving aggressive objectives. These programs are also intended to motivate management to increase shareholder value and to emphasize stock ownership to align the interests of management with those of shareholders.


     As discussed below, the Compensation and Benefits Committee recommended and the Company implemented in January 1996 certain salary reductions and a salary freeze for executive officers that remains in effect. Also, the Compensation and Benefits Committee recommended and the Company implemented in January 1996 a ten percent reduction in the amount of annual retainers paid to the members of the Company's Board of Directors for service on the Board and Board committees.


BASE SALARY


     The base salary component of an executive's compensation has historically been established, based upon performance, experience and other factors, within the middle of a salary range intended to approximate the ranges of base pay for positions of comparable responsibility in a self-selected group of companies in the building materials distribution industry about which appropriate compensation information is available to the Company. Mr. Wilson's 1996 base salary was established in conformity with principles applicable to the Company's other executives. As part of the Company's efforts to control costs, effective in 1996, the Company instituted a salary freeze for senior management, with limited exceptions. This freeze remains in place. In addition, the base salaries of Messrs. Wilson, Kirschner, Bajalia and the former chief operating officer were reduced five percent from their previous levels.


SHORT-TERM INCENTIVES

     Short-term incentives are provided by a cash bonus opportunity established as a target percentage of an executive's base salary and based upon meeting established objectives. For 1996, Mr. Wilson's incentive bonus was solely dependent upon the Company's achieving specific performance objectives for income from operations and net asset turnover. The Company did not meet the income objective, and accordingly no 1996 incentive bonus was paid to Mr. Wilson. 70%, or in one case 80%, of the incentive bonuses of the Company's other executive officers was based upon the same Company performance objectives with the balance dependent upon individual objectives if the Company objectives were achieved. Because the Company objectives were not met, no 1996 incentive bonuses were paid to these executive officers, except that a discretionary bonus was paid to one executive officer based upon a subjective evaluation of his individual performance.

LONG-TERM INCENTIVES

     Awards under the Company's 1993 Long-Term Incentive Plan (the "Incentive Plan") are designed to provide additional incentives to achieve long-term corporate objectives, to promote the identity of the long-term interests of the Company's executives and shareholders and to assist in the retention of executives.

     During 1996, the Compensation and Benefits Committee recognized that the significant amount by which the great majority of options previously granted under the Incentive Plan were "out of the money" had greatly diminished the effectiveness of the incentives intended to be created by these options. Accordingly, on November 18, 1996, the Compensation and Benefits Committee made a special grant of stock options for an aggregate of 194,201 shares to key employees holding previously issued options. In most cases, each such key employee was granted an option for a number of shares equal to one-half the number of shares for which such employee held options at the time. Included in these special grants were grants of options, subject to approval of an amendment to the Incentive Plan by the Company's shareholders at the Meeting, for an aggregate of 147,000 shares to executive officers of the Company, including an option for 50,000 shares to Mr. Wilson, an option for 30,000 shares to Mr. Kirschner, an option for 15,000 shares for Mr. Bajalia and options for 10,000 shares to each of Messrs. Rowatt and Sherlock. Also subject to approval of such amendment by the Company's shareholders, on December 11, 1996, the Committee awarded Mr. Krawczyk an option for 30,000 shares in connection with the assumption of his duties as an executive officer. See "Amendment of 1993 Long-Term Incentive Plan."

     In addition, during 1996, the Compensation and Benefits Committee granted options to purchase an additional approximately 23,850 shares of Wickes Voting Common Stock to key employees other than executive officers. The allocation of these stock options granted was based generally upon level of responsibility and, to a lesser extent, subjective factors.

     Awards to executive officers are designed to provide long-term incentives comparable to those provided to the senior management of similarly situated corporations. The Compensation and Benefits Committee is committed to making awards that are deductible to the Company for federal income tax purposes and believes that the awards granted under the Incentive Plan will qualify for the performance-based exemption from the $1 million compensation limit under section 162(m) on the Internal Revenue Code. See "Executive Compensation -- Employee Plans -- Long-Term Incentive Plan -- 1994-5 Senior Executive Compensation Package."

                                                         Albert Ernest, Jr.
                                                         Claudia B. Slacik

                             EXECUTIVE COMPENSATION

     The Summary Compensation Table below summarizes the compensation paid in the years indicated to the Company's Chief Executive Officer and to each of the other four most highly compensated executive officers of the Company who were serving as executive officers at December 28, 1996, and one individual who served as an executive officer for the first seven months of 1996.

                           SUMMARY COMPENSATION TABLE

                                                                                  LONG TERM
                                                                                 COMPENSATION
                                                                                 ------------
                                                                                    AWARDS
                                                                                 ------------
                                             ANNUAL COMPENSATION(1)               SECURITIES
                                   ------------------------------------------     UNDERLYING      ALL OTHER
            NAME &                         SALARY      BONUS     OTHER ANNUAL      OPTIONS/      COMPENSATION
      PRINCIPAL POSITION           YEAR      ($)        ($)      COMPENSATION      SARS(#)           ($)
      ------------------           ----    ------      -----     ------------     ----------     ------------
J. Steven Wilson...............    1996    474,300      --          18,000          50,000          24,700(2)
Chief Executive Officer            1995    490,000      --           3,300          --               4,700(2)
                                   1994    500,000    350,000       --             100,000          --
Kenneth M. Kirschner...........    1996    285,000      --           5,900          30,000          11,400(3)
Vice Chairman                      1995    294,000      --          --              60,000          --
George A. Bajalia..............    1996    186,000      --           8,300          15,000          17,200(4)
Chief Financial Officer            1995    176,000     15,000        3,500          --               8,300(5)
                                   1994    160,000     68,600       14,300          27,000          40,800(6)
Robert W. Rowatt...............    1996    174,400      --           2,000          10,000           6,700(7)
Vice President                     1995    144,800     18,400        1,900          17,000           7,500(7)
                                   1994    127,900     47,300        1,200           1,500           7,400(7)
Robert F. Sherlock.............    1996    164,400      --           3,100          10,000           8,300(8)
Vice President                     1995    158,000     16,000       11,300          20,000          23,200(9)
Douglas J. Woods...............    1996    178,800      --          --              --             185,800(10)
President*                         1995    302,450      --           8,200          --              35,000(11)
                                   1994    290,000    154,900        7,800          20,000          11,200(12)

---------------
  *  through July 1996

 (1) Certain of the named executive officers received annual compensation consisting of perquisites and personal benefits valued at less than 10 percent of total annual salary and bonus.

 (2) Payment of premiums for long-term disability insurance.

 (3) Includes payment of premium in the amount of $8,400 for long-term disability insurance and $3,018 in Company contributions to the executive's account under the Company's 401(k) plan.

 (4) Includes payment of premium in the amount of $2,400 for long-term disability insurance, $3,750 in Company contributions to the executive's account under the Company's 401(k) plan, and $11,000 for the reimbursement of moving expenses pursuant to the Company's relocation program.

 (5) Includes payment of premiums in the amount of $4,500 for long-term disability insurance and $3,900 in Company contribution to the executive's account under the Company's 401(k) plan.

 (6) Includes $29,800 for reimbursement of moving expenses pursuant to the Company's relocation plan and payment of premiums in the amount of $10,900 for medical insurance.

 (7) Includes for 1996, 1995 and 1994, respectively, payment of premiums in the amount of $3,000, $2,800 and $2,400 for long-term disability insurance and $3,700, $4,700 and $5,000 in Company contributions to the executive's account under the Company's 401(k) plan.

 (8) Includes payment of premium in the amount of $4,600 for long-term disability insurance and $3,777 in Company contributions to the executive's account under the Company's 401(k) plan.

 (9) Includes payment of premiums in the amount of $3,300 for long-term disability insurance and $19,892 for reimbursement of moving expenses pursuant to the Company's relocation program.

(10) Includes $4,500 for reimbursement of moving expenses pursuant to the Company's relocation program, $3,000 in Company contributions to the executive's account under the Company's 401(k) plan, and $178,300 in connection with Mr. Woods' termination of employment.

(11) Includes payment of premiums in the amount of $6,536 for long-term disability insurance, $24,681 for reimbursement of moving expenses pursuant to the Company's relocation program and $3,750 in Company contributions to the executive's account under the Company's 401(k) plan.

(12) Includes payment of premiums in the amount of $6,050 for long-term disability insurance and $5,150 for reimbursement of moving expenses pursuant to the Company's relocation program.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table contains information regarding grants of options during 1996 to each of the named executive officers.

                                                                                         POTENTIAL REALIZABLE
                                                                                           VALUE AT ASSUMED
                                                                                           ANNUAL RATES OF
                                 NUMBER OF      % OF TOTAL                                   STOCK PRICE
                                 SECURITIES    OPTIONS/SARS                                APPRECIATION FOR
                                 UNDERLYING     GRANTED TO    EXERCISE OR                    OPTION TERM
                                OPTIONS/SARS   EMPLOYEES IN   BASE PRICE    EXPIRATION   --------------------
             NAME                GRANTED(#)    FISCAL YEAR      ($/SH)         DATE       5%($)      10%($)
             ----               ------------   ------------   -----------   ----------    -----      ------
J. Steven Wilson..............     50,000          20.2          $4.52       11/18/01     $62,400    $138,000
Kenneth M. Kirschner..........     30,000          12.1          $4.52       11/18/06     $85,300    $216,100
George A. Bajalia.............     15,000           6.0          $4.52       11/18/06     $42,600    $108,100
Robert W. Rowatt..............     10,000           4.0          $4.52       11/18/06     $20,400    $ 72,000
Robert F. Sherlock............     10,000           4.0          $4.52       11/18/06     $29,000    $ 72,000
Douglas J. Woods..............     --             --             --            --           --         --

    AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

     The following table contains information regarding the values of certain unexercised options to purchase shares of Wickes Voting Common Stock held by the named executive officers at the end of 1996. No options were exercised by these persons exercised in 1996.

                                                      NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                                     UNDERLYING UNEXERCISED           IN-THE-MONEY
                                                          OPTIONS/SARS                OPTIONS/SARS
                                                          AT FY-END(#)                AT FY-END($)
                                                    -------------------------   -------------------------
                       NAME                         EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
                       ----                         -------------------------   -------------------------
J. Steven Wilson..................................       16,000/134,000              --
Kenneth M. Kirschner..............................         7,100/82,900              --
George A. Bajalia.................................         9,250/35,750              --
Robert W. Rowatt..................................         5,500/24,500              --
Robert F. Sherlock................................         4,000/26,000              --
Douglas J. Woods..................................          --                       --

                                 EMPLOYEE PLANS

1993 LONG-TERM INCENTIVE PLAN

     For a description of the Incentive Plan as currently in effect and as amended, see "Amendment of 1993 Long-Term Incentive Plan."

DIRECTOR INCENTIVE PLAN

     Operation of Plan. The Director Incentive Plan was originally adopted by the Board of Directors on October 6, 1993, and approved by the Company's shareholders on October 14, 1993. The Director Incentive Plan was amended and restated by the Board of Directors on February 22, 1994, subject to the approval of the Company's shareholders, which was received on May 10, 1994.

     Under the Director Incentive Plan, any individual who serves as a member of the Company's Board of Directors can be granted (either alone or in tandem) stock options, stock appreciation rights, restricted shares, performance shares or performance units. A total number of 75,000 shares are reserved for issuance under the Director Incentive Plan.

     The Director Incentive Plan is administered by the Compensation and Benefits Committee of the Board of Directors and must consist of not less than two members of the Board of Directors.

     Stock Options. The Director Incentive Plan provides for the automatic grant to each director who is not an employee of the Company of an option to acquire 1,000 shares of Wickes Voting Common Stock on January 1 of each year. Accordingly, options for 1,000 shares with an exercise price of $5.75 and $4.125 were issued in January 1996 and January 1997, respectively, to each of the Company's five non-employee directors. The Director Incentive Plan also provides for discretionary stock option grants on terms prescribed by the Compensation and Benefits Committee, provided that the exercise price of such options may be not less than the fair market value of Wickes Voting Common Stock on the date of grant. On November 18, 1996, options for 2,334 shares with an exercise price of $4.52 per share were issued to each of Ms. Slacik and Messrs. Ernest, Luers, Mulcahy and Schultz.

     Election to Receive Shares in Lieu of Fees. Under the Director Incentive Plan, directors may make an annual irrevocable election to receive up to 100% of their annual retainer and committee fees, which are payable quarterly, in the form of stock. Such election must be made in writing prior to July 1 in the year prior to the year for which the election is made, and shares will be issued on January 1, April 1, July 1 and October 1 of each year. Shares so received may not be sold, assigned, transferred, pledged or otherwise encumbered while the director is serving on the Board and until the later of (i) three months from the last date that the Director Participant served as a director of the Company and (ii) six months from the date of purchase of such Shares.

401(K) PLAN

     The Company has in effect a savings and retirement plan (the "401(k) Plan"). All employees who are at least 21 years of age and have met certain service requirements are eligible to participate in the 401(k) Plan. The 401(k) Plan is intended to qualify under Section 401(a) of the Internal Revenue Code, and has a cash or deferred arrangement intended to qualify under Section 401(k) of the Code. Under the 401(k) Plan's cash or deferred arrangement, each eligible employee may elect to make before tax contributions of from 2% to 8% of his or her gross pay or after-tax contributions of from 1% to 15% of gross pay, subject to an aggregate limit of 15% of gross pay and certain statutory limitations. The Company currently matches 50% of the first 5% of an employee's contribution. Certain long-time employees are entitled to receive an additional 1% or 3% of gross pay. Each participant invests his individual account in selected investment alternatives as directed by the trustee of the 401(k) Plan, including a fund that invests primarily in shares of Wickes Voting Common Stock. The Company may in its discretion make a profit sharing contribution to the 401(k) Plan, which may be made in cash or in shares of Wickes Voting Common Stock. Shares of Wickes Voting Common Stock so contributed by the Company do not become subject to the investment control of the participants until the calendar year following the date of contribution.

INCENTIVE PLAN

     General. The 1993 Long-Term Incentive Plan (the "Incentive Plan") was originally adopted by the Board of Directors on October 6, 1993, and approved by the Company's shareholders on October 14, 1993. The Incentive Plan was amended and restated by the Compensation and Benefits Committee on November 30, 1994, effective upon approval of the Company's shareholders at the 1995 Annual Meeting. The Incentive Plan was further amended by the Compensation and Benefits Committee on December 11, 1996, subject to approval of the Company's shareholders at the Meeting. See "Amendment of 1993 Long-Term Incentive Plan."

     Under the Incentive Plan, officers and key employees of the Company and its parent and subsidiary corporations ("key employees") can be granted (either alone or in tandem) stock options, stock appreciation rights, restricted shares, performance shares or performance units (collectively referred to as "Awards"). A total of 835,000 shares are reserved for issuance under the Incentive Plan. Approximately 3,400 employees of the Company are currently eligible to participate.

     1994-5 Senior Executive Compensation Package. The Wickes Lumber Company's 1994-5 Senior Executive Compensation Package (the "Package") was adopted by the Compensation and Benefits Committee on November 30, 1994 as a standard package of awards under the Incentive Plan and was approved by the

Company's shareholders at the 1995 Annual Meeting. The Package consists of two components: (i) a Long-Term Stock Option to purchase shares of Wickes Voting Common Stock with an exercise price per share equal to the higher of $15.00 or the fair market value of Wickes Voting Common Stock on the date of grant and
(iii) a Long-Term Performance Bonus payable after the end of the Company's fiscal year 1998 if the Company meets certain minimum performance tests.

EMPLOYMENT AGREEMENTS

     The Company has entered into an employment agreement with Mr. Bajalia providing for: a minimum base salary of $160,000, which is to be reviewed annually; a target bonus of up to 40% of base salary based upon Company financial and other objectives; and one year's severance plus reimbursement for certain relocation costs upon termination of employment by the Company prior to 1999 for any reason other than cause and which is extended to two years' severance if the termination without cause is a result of a substantial change in control.

                                  AMENDMENT OF
                         1993 LONG-TERM INCENTIVE PLAN

     The Amendment

     The sole purpose and effect of the proposed amendment of the Incentive Plan is to place a limit of up to 50,000 on the number of shares of Wickes Voting Common Stock that may be the subject of award grants to any participant in any calendar year.

     Operation of the Plan

     The Incentive Plan consists of two separate sub-plans, the "Wickes Lumber Company Non-director Employee Incentive Sub-Plan" (the "Non-Director Sub-Plan") and the "Wickes Lumber Company Employee-Director Incentive Sub-Plan" (the "Employee-Director Sub-Plan"), each of which is administered by the Compensation and Benefits Committee, which must continue to consist of not less than two members of the Board of Directors. The current members of the Compensation and Benefits Committee are Mr. Ernest and Ms. Slacik. The members of the Compensation and Benefits Committee are not eligible to receive Awards under the Incentive Plan. The Compensation and Benefits Committee has authority to administer the plan and to determine participants, awards and terms and conditions of awards, including, in its sole discretion, the establishment of annual financial and performance goals of the Company which will be considered in determining awards.

     Awards under the Non-Director Sub-Plan may be granted only to any employee of the Company or any Related Entity whom the Compensation and Benefits Committee identifies as having a direct and significant effect on the performance of the Company or such Related Entity. Members of the Board of Directors of the Company are ineligible to receive Awards under the Non-Director Sub-Plan.

     Awards under the Employee-Director Sub-Plan may be granted only to any employee of the Company or any Related Entity who serves as a member of the Board of Directors of the Company.

     Stock Options. Under the Incentive Plan, key employees are eligible to receive "incentive stock options" ("incentive options") qualifying under Section 422 of the Internal Revenue Code or "non-qualified options" which do not qualify under Section 422 of the Code ("non-incentive options") to purchase shares of Wickes

Voting Common Stock. Options are exercisable at such time and on such terms as the Compensation and Benefits Committee determines, except that the exercise price of any option granted may not be less than the fair market value (110% of fair market value in the case of incentive stock options granted to holders of more than 10 percent of Wickes Voting Common Stock) per share of Wickes Voting Common Stock on the date of grant. No incentive options may be granted after ten years from the date of adoption of the plan. Subject to certain additional limitations, no option by its terms is exercisable after the expiration of 10 years (5 years in the case of incentive stock options granted to holders of more than 10 percent of Wickes Voting Common Stock) from the date of grant, or such other period (in the case of non-qualified options) or such shorter period (in the case of incentive options) as the Compensation and Benefits Committee in its sole discretion may determine. Unless the Compensation and Benefits Committee determines otherwise, stock options are exercisable only if the holder is an officer or employee of the Company at the time of exercise (subject to certain grace periods). Stock options are not transferable, except by will and by the laws of descent and distribution. Options become exercisable as determined by the Compensation and Benefits Committee.

     Subject to certain limitations in the case of incentive options, an optionee under the Incentive Plan must pay the full option price upon exercise of an option (i) in cash, (ii) with the consent of the Compensation and Benefits Committee, by delivering shares of Wickes Voting Common Stock already owned by such optionee (including shares to be received upon exercise of the option) and having a fair market value at least equal to the exercise price or (iii) in any combination of the foregoing. The Compensation and Benefits Committee may require the optionee to satisfy the Company's federal tax withholding obligations with respect to the exercise of options by (a) additional withholding from the optionee's salary, (b) requiring the optionee to pay in cash, (c) reducing the number of shares of Wickes Voting Common Stock to be issued or (d) other method selected by the Compensation and Benefits Committee.

     Option Grants. The Compensation and Benefits Committee granted options (other than executive officers) to selected key employees for 24,000 shares of Wickes Voting Common Stock in March 1996, options for 47,201 shares in November 1996 and an option for 250 shares in December 1996. These options are intended to be incentive options and vest in equal installments over a three-year period. The exercise price of the options granted in March 1996 is $5.125 per share, and the exercise price of the options granted in November and December 1996 is $4.52 per share.

     In addition, subject to shareholder approval of the amendment of the Incentive Plan, the Compensation and Benefits Committee made the following additional grants to executive officers of the Company in November 1996 and early 1997:

                                                              NO. OF SHARES
                                                               SUBJECT TO
                     NAME AND POSITION                        OPTION GRANTS
                     -----------------                        -------------
J. Steven Wilson............................................      50,000
Chairman, President and Chief Executive Officer
Kenneth M. Kirschner........................................      30,000
Vice Chairman, General Counsel & Secretary
George A. Bajalia...........................................      15,000
Senior Vice President and Chief Financial Officer
Robert W. Rowatt............................................      10,000
Vice President
Robert F. Sherlock..........................................      10,000
Vice President
Douglas J. Woods............................................          --
President and Chief Operating Officer*
All current executive officers as a group...................     205,000

---------------
* through July 1996

     These options are intended to qualify as incentive stock options and generally (i) become exercisable on January 1, 2001 at an exercise price per share of $4.52 (or, in the case of options for 27,800 shares, $5.625 per share),
(ii) subject to certain additional limitations, may not be exercised after ten years from the date of grant (five years in the case of options granted to any holder of more than 10 percent of Wickes Voting Common Stock), (iii) are exercisable only if the holder is an officer or employee of the Company at the time of exercise (subject to certain grace periods). Stock options are not transferable, except by will and by the laws of descent and distribution.


     On April 17, 1997, the last sale price of Wickes Voting Common Stock on the NASDAQ National Market System was $4.75.


     Federal Income Tax Consequences. The anticipated federal income tax consequences in respect of awards of stock options under the Incentive Plan are generally as described below.

     An optionee will not recognize any taxable income at the time a stock option is granted and the Company will not be entitled to a federal income tax deduction at that time.

     No ordinary income will be recognized by the holder of an incentive option at the time of exercise. The excess of the fair market value of the shares at the time of exercise over the aggregate option price will be an adjustment to alternative minimum taxable income for purposes of the federal 'alternative minimum tax' at the date of exercise. If the optionee holds the shares for two years after the date the option was granted and one year after the acquisition of such shares, the difference between the aggregate option price and the amount realized upon disposition of the shares will constitute a long term capital gain or loss, as the case may be, and the Company will not be entitled to a federal income tax deduction. If the shares are disposed of in a sale, exchange or other 'disqualifying disposition' within two years after the date of grant or within one year after date of exercise, the optionee will realize taxable ordinary income in an amount equal to the excess of the fair market value of the shares purchased at the time of exercise over the aggregate option price (the bargain purchase element) and the Company will be entitled to a federal income tax deduction equal to such amount. The amount of any gain in excess of the bargain purchase element realized upon a 'disqualifying disposition' will be taxable as a capital gain to the holder. The Company will not be entitled to a federal income tax deduction for the capital gain amount.

     Upon the exercise of a non-incentive option, taxable ordinary income will be recognized by the holder in an amount equal to the excess of the fair market value of the shares purchased at the time of such exercise over the aggregate option price. The Company will be entitled to a corresponding federal income tax deduction. Upon any subsequent sale of the shares, the optionee will generally recognize a taxable capital gain or loss based upon the difference between the per share fair market value at the time of exercise and the per share selling price at the time of the subsequent sale of the shares.

     Registration of Shares. The Company has registered the shares issuable pursuant to the Incentive Plan under the Securities Act of 1933.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT OF THE 1993 LONG-TERM INCENTIVE PLAN.

     AMENDMENT OF THE COMPANY'S SECOND AMENDED AND RESTATED CERTIFICATE OF
           INCORPORATION TO CHANGE THE COMPANY'S NAME TO WICKES INC.

     The Board of Directors has approved a change in the name of the Company to Wickes Inc. The Board considered the name change to be advisable in order to better reflect the growth of the Company's business beyond traditional building center operations.

     To effect this change, the Company's shareholders must approve an amendment to Article I of the Company's Second Amended and Restated Certificate of Incorporation (the "Certificate"). The amendment will make no other changes to the Certificate. The name change will become effective upon the filing of a certificate of amendment with the Delaware Secretary of State, which the Company expects will be filed promptly upon approval of the shareholders of this proposal.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT OF THE COMPANY'S SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company paid approximately $612,000 to Riverside and other affiliates of Mr. Wilson and to third parties for costs related to services provided to the Company during 1996 by certain employees of Riverside and such affiliates and for use of a corporate aircraft.

     In June of 1996, the Company entered into a mortgage lending agreement with a subsidiary of Riverside. In order to induce this Riverside subsidiary to offer home construction loans to the Company's customers the Company has committed to reimburse this Riverside subsidiary for certain start-up expenses. In 1996 this reimbursement amounted to approximately $365,000.

     Mr. Kirschner, a director and executive officer of the Company, is a shareholder of Kirschner, Main, Graham, Tanner & Demont, a Jacksonville, Florida law firm that is general counsel to the Company. The Company paid Kirschner, Main, Graham, Tanner & Demont approximately $430,000 for legal services provided to the Company during 1996.

     On June 20, 1996, the Company issued to Riverside 2,000,000 newly-issued shares of Wickes Voting Common Stock for $10,000,000 in cash. The transaction was approved and recommended by a committee of the independent members of the Company's board of directors, and the Company received the opinion of its financial adviser, Donaldson, Lufkin & Jenrette, that the consideration was fair, from a financial point of view, to the Company.

                      COMPLIANCE WITH SECTION 16(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

     The following report with respect to the Company filed under Section 16(a) of the Securities Exchange Act of 1934 during or with respect to 1996 was not filed on a timely basis: David T. Krawczyk filed late a Form 3 with respect to his appointment to perform the duties of an officer of the Company.

                     COMPARISON OF CUMULATIVE TOTAL RETURN

     The graph below compares the performance of Wickes Voting Common Stock with the Standard & Poor's 500 Stock Index ("S&P 500"), the NASDAQ Stock Market (U.S.) Index (the "NASDAQ Stock Market -- U.S."), and the Standard & Poor's Retail (Speciality) Industry Index ("S&P Retail Specialty") and with a Peer Group Index (as described below) by showing the cumulative total return, through December 31, 1996, an investor would have received on each from investing $100 in each on September 30, 1993 (October 15, in the case of Wickes Voting Common Stock) and reinvesting all dividends received. The Peer Group Index includes the common stock of the following companies included on a list compiled by NASDAQ of companies whose common stock is traded on NASDAQ and whose primary Standard Industrial Classification is Lumber and Other Building Materials: BMC West Corporation, Hechinger Company, National Home Centers, Inc., the Company and Wolohan Lumber Co. This Peer Group Index has been weighted for market capitalization.

         MEASUREMENT PERIOD                 WICKES          PEER GROUP        S & P 500           NASDAQ         S & P RETAIL
        (FISCAL YEAR COVERED)               LUMBER                              INDEX             STOCK           SPECIALTY
                                           COMPANY                                             MARKET--U S          INDEX
10/15/93                                            100               100               100               100               100
12/93                                               119               112               102               102               106
12/94                                                68               109               104               100               100
12/95                                                33                60               143               141                98
12/96                                                28                47               175               173               120

     The Company is changing the broad market equity index used for comparison purposes from the S&P 500 to the NASDAQ Stock Market -- U.S. because the Company believes it would be more meaningful to compare the Company's stock performance to a broader market index that includes issuers with smaller market capitalizations that are traded on the Company's primary trading market. In addition, the Company will no longer compare its stock performance with the S&P Retail Specialty but rather to the Peer Group Index, which will include issuers listed each year by NASDAQ as operating primarily within the Company's primary Standard Industrial Classification. The Company believes that the Peer Group Index will provide a more meaningful comparison than the S&P Retail Specialty, which is now comprised of only three companies that are much larger than the Company, two that retail primarily to consumers rather than building professionals and one that primarily retails paints, coatings and related items.

                              APPROVAL OF AUDITORS

     The Board of Directors recommends approval of the appointment of Coopers & Lybrand L.L.P., certified public accountants, as the independent auditors of the Company for the 1997 fiscal year. Representatives of Coopers & Lybrand L.L.P. are expected to be present at the Meeting. These representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE APPOINTMENT OF COOPERS & LYBRAND L.L.P. AS INDEPENDENT AUDITORS FOR THE COMPANY.

                                 OTHER MATTERS

     The enclosed Proxy confers upon the Proxy Committee discretionary authority to vote the shares represented thereby in accordance with their best judgment with respect to any other matters which may come before the Meeting. The Board of Directors does not know of any such matters; however, if any other matters properly come before the Meeting, it is the intention of the persons designated as proxies to vote in accordance with their best judgment on such matters.

                             SHAREHOLDER PROPOSALS


     Securities and Exchange Commission regulations permit shareholders to submit proposals for consideration at the Company's annual meetings of shareholders. Any such proposals for the Company's annual meeting of shareholders to be held in 1998 must be submitted in writing to the Company no later than December 26, 1997, and must comply with applicable regulations of the Securities and Exchange Commission in order to be included in the proxy materials relating to that meeting.


                            EXPENSES OF SOLICITATION

     The cost of soliciting proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally, or by telephone or by telegraph, by employees of the Company, without additional compensation. The Company does not expect to pay any compensation for the solicitation of the proxies but may reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expenses for sending proxy materials to the principals and obtaining their proxies.

     SHAREHOLDERS ARE URGED TO SPECIFY THEIR CHOICES, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE WHETHER OR NOT THEY PLAN TO ATTEND THE MEETING. SHAREHOLDERS PRESENT AT THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON. PROMPT RESPONSE IS HELPFUL, AND YOUR COOPERATION WILL BE APPRECIATED.


Dated: April 25, 1997

                            WICKES LUMBER COMPANY


                   PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

                                 MAY 20, 1997


The undersigned hereby constitutes and appoints J. Steven Wilson and Kenneth M. Kirschner, and each of them, the undersigned's true and lawful attorneys and proxies (with full power of substitution in each) (the "Proxy Agents"), to vote all of the shares of Wickes Lumber Company owned by the undersigned on April 10, 1997 at the Annual Meeting of Shareholders of Wickes Lumber Company to be held at the executive offices of the Company located at 706 North Deerpath Drive, Vernon Hills, Illinois 60061 on Tuesday, May 20, 1997 at 9:00 a.m., Central Daylight Time (including adjournments), with all powers that the undersigned would possess if personally present.

                         (Continued on Reverse Side)


THE BOARD RECOMMENDS A VOTE FOR EACH NOMINEE AND PROPOSAL.

1.   ELECTION OF DIRECTORS

      WITH AUTHORITY         WITHHOLD       (INSTRUCTION: To withhold authority
      to vote for all        AUTHORITY      to vote for any individual nominee,
      nominees listed     to vote for all   strike a line through the nominee's
     (except as marked    nominees listed   name in the list below.)
     to the contrary)
                                                           NOMINEES:

                                                     J. Steven Wilson
                                                     Kenneth M. Kirschner

2. TO CONSIDER FOR APPROVAL AN AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED 1993 LONG-TERM INCENTIVE PLAN.

                FOR     AGAINST     ABSTAIN

3. TO CONSIDER FOR APPROVAL AN AMENDMENT TO THE SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION CHANGING THE NAME OF THE COMPANY TO "WICKES INC."

                FOR     AGAINST     ABSTAIN

4. TO APPROVE THE APPOINTMENT OF COOPERS & LYBRAND L.L.P. AS INDEPENDENT AUDITORS FOR THE COMPANY.

                FOR     AGAINST     ABSTAIN

                                      I PLAN TO ATTEND THIS MEETING_____________

                                      Should any other matter requiring a vote of the Shareholders arise, the above-named Proxy agents, and each of them, are authorized to vote the shares repre-sented by this Proxy as their judgment indicates is in the best interest of Wickes Lumber Company.

                                      IMPORTANT:  Please date this proxy and
                                      sign exactly as your name or names
                                      appear hereon. If shares are held
                                      jointly, both owners must sign. Executors, administrators, trustees, guardians and others signing in a representative capacity should give their full titles.


                                      -----------------------------------------
                                      Signature of Shareholder




                                      -----------------------------------------
                                      Signature of Shareholder



                                      Dated:                      , 1997
                                            ----------------------

PLEASE MARK YOUR VOTES AS INDICATED  PLEASE RETURN THIS PROXY PROMPTLY IN THE
IN THIS EXAMPLE                      ENCLOSED ENVELOPE.

--------------------------------------------------------------------------------
To Our Stockholders:

Whether or not you are able to attend our 1996 Annual Meeting of Stockholders, it is important that your shares be represented, no matter how many shares you own. Accordingly, please complete and sign the proxy provided above, detach it at the perforation, and mail it in the enclosed postage paid envelope.

We look forward to receiving your voted proxy at your earliest convenience.